AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENT

This Amendment to Convertible Note Purchase Agreement ("Agreement") is made and entered into this 30th day of April, 2010, by and among Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") and WB QT, LLC (the "Lender").

WHEREAS, the Company and Lender are parties to that certain Convertible Note Purchase Agreement dated January 16, 2008 (the "Purchase Agreement");

WHEREAS, the Company and Lender now desire to amend the Purchase Agreement.

The Company and Lender hereby agree as follows:

    Section 6.10(b) and Section 6.10(c) is deleted in its entirety.

    Section 6.11(b) is amended by deleting the requirements described in (ii), (iii) and (iv).

This Agreement is made and entered into on the date first written above.

QUANTUM FUEL SYSTEMS

TECHNOLOGIES WORLDWIDE, INC. WB QT, LLC

By:/s/ Kenneth R. Lombardo By:/s/ Jonathan Wood

Kenneth R. Lombardo

Its: Vice President Its:Director